Exhibit 16

                             MALCOLM L. POLLARD, INC
                            4845 W. LAKE ROAD, # 119
                                 ERIE, PA 16505
                         (814)838-8258 FAX (814)838-8452

November 1, 2011
Securities and Exchange Commission
Washington, DC

RE: Form 8-K Northern Minerals, Inc.-Change in Registrant's Certifying
    Accountant

I have reviewed the above document and agree with all statements relating to Malcolm L. Pollard, Inc.

Malcolm L. Pollard, Inc.


/s/ Malcolm L. Pollard, CPA
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Malcolm L. Pollard, CPA